                                                                                         Exhibit 10.20
Inter Company Lending Agreement

Between

Capital Solutions Management LP,

Capital Solutions Distributors LLC

And

CS Financing Corporation

This Inter Company Lending Agreement (“Agreement”) is entered into on August 21, 2008 but is effective as of July 31, 2008, and is made between Capital Solutions Management LP (“CSM”), Capital Solutions Distributors, LLC (“CSD”) and CS Financing Corporation (“CSF”).

WHEREAS, the above affiliated companies share expenses and as a result of timing differences between the receipt of revenue and the payment of expenditure obligations, the companies have agreed to create an inter company lending agreement to permit short term borrowings among the affiliated companies.

The parties agree as follows:

1.           Lending Facility.

1.1.
The parties agree that that each may borrow from another party, upon mutual consent, at an annual interest rate equal to the Prime Rate (as established by the Bank of America) and based upon a 365 day calendar year.

1.2.	The term of each borrowing shall be 30 calendar days or less, but may be extended by the borrower for up to an additional 30 days, but any further extension must be agreed to by both parties.

1.3.	Interest upon such loans shall be due upon the 25th of each calendar month, regardless of whether any, or all, of the principal has been paid.

1.4.	The borrower may pre-pay any, or all, of the unpaid principal at any time without any penalty or additional charge.

2.	Procedure.

2.1.	The Lender and the borrower shall reflect the loans (both principal and interest) upon their financial and accounting books.

2.2.	Each loan shall be evidenced by emails or documents signed by a respective senior executive of each of the lender and the borrower.

3.	Term. This Agreement shall expire on December 31, 2010.

4.
Termination.  Any parties may terminate their participation in this Agreement upon 30 calendar days prior Notice to the other parties.  A termination notice (“Notice”) shall specify the effective date of the termination.  A party’s termination must be effective upon the end of a calendar month (unless the other parties agree otherwise).  A party’s termination shall not terminate a party’s obligations to repay any unpaid principal and/or interest.

5.	Other.

5.1.	Governing Law. This Agreement shall be governed by California Law.

5.2.	Successors. This Agreement shall be binding upon any successor entities.

5.3.	Waiver. Any waiver of any provisions under this Agreement shall not be construed as a continuing waiver.

5.4.
Notices.  All notices, consents and other communications hereunder must be in writing and will be deemed to have been duly given when delivered personally, or one (1) business day after being sent by an overnight courier (with next business day delivery), or four (4) business days after being sent postage prepaid by certified or registered mail, return receipt requested.  Faxed notices are sufficient to meet the notice requirement, provided an original copy follows it in a timely manner.  All notices should be sent to the following addresses and indicated contacts:

CSM	21 Tamal Vista Blvd., Suite 230
Corte Madera, CA 94925
Attention: Timothy Redpath
Tel: 415-927-7302
Fax: 415-927-7291
Email: tredpath@csmlp.com

CSD	21 Tamal Vista Blvd., Suite 230
Corte Madera, CA 94925
Attention: Timothy Redpath
Tel: 415-927-7302
Fax: 415-927-7291
Email: tredpath@csmlp.com

CSF	21 Tamal Vista Blvd., Suite 230
Corte Madera, CA 94925
Attention: Timothy Redpath
Tel: 415-927-7302
Fax: 415-927-7291
Email: tredpath@csmlp.com

5.5.
Assignments.  No party will assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties, which will not be unreasonably withheld.  Any unauthorized assignment or delegation will be null and void.  No party will not be relieved of any of its obligations hereunder as a result of any assignment of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties’ successors and assigns.

5.6.
Waivers.  No modification of this Agreement and no waiver of any breach of this Agreement will be effective unless in writing and signed by an authorized representative of the party against whom enforcement is sought.  No waiver of any breach of this Agreement and no course of dealing between the parties will be construed as a waiver of any subsequent breach of this Agreement.

5.7.
Entire Contract.  This Agreement constitutes the sole and entire Agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.  Neither party will be bound nor liable to the other party for any representation, promise or inducement made by any agent or person in the other’s employ that is not embodied in this Agreement.

5.8.	Survivability. In the event this Agreement is terminated, the provisions of sections 4 and 5 of this Agreement will survive such termination.

This Agreement is executed by parties as follows:

Capital Solutions Management, LP

By:           _/s/ Timothy Redpath____________________
Timothy Redpath
Managing Partner

Capital Solutions Distributors, LLC

By:           _/s/ Timothy Redpath_____________________
Timothy Redpath
President

CS Financing Corporation

By:           _/s/ Timothy Redpath______________________
Timothy Redpath
CEO